SONY GROUP CORPORATION S-8

Exhibit 4.1

(English translation)

(51st Series Japan and U.S. Participants)

AGREEMENT CONCERNING

ALLOCATION OF THE STOCK ACQUISITION RIGHTS

OF SONY GROUP CORPORATION

FOR THE FISCAL YEAR 2024

SONY GROUP CORPORATION (hereinafter referred to as the “Corporation”) and the Qualified Person (as defined below) enter into this Agreement (hereinafter referred to as the “Agreement”) as of November 22, 2024 as set forth in Exhibit 1 in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Stock Acquisition Rights”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Stock Acquisition Rights (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 2 attached hereto and pursuant to the decision of the Representative Corporate Executive Officer of the Corporation made on November 8, 2024.

The number of Stock Acquisition Rights that the person to whom the Stock Acquisition Rights are allocated, the name of whom is displayed on My Equity of Equity Gateway (hereinafter referred to as the “Qualified Person”) is to apply for the subscription for in accordance with Article 3 of Exhibit 1 and that the Corporation is to allocate to the Qualified Person shall be the number (hereinafter referred to as the “Allotted Number”) that can be found on My Equity of Equity Gateway.

HTTPS://SONY.GLOBALSHARESEQUITY.CO.UK/EN-GB

By clicking the [Accept and Agree] button displayed in My Task of Equity Gateway as the task relating to entering into this Agreement, it is deemed that the Qualified Person has understood and agreed the contents of the Agreement and the Terms and Conditions.

HTTPS://SONY.GLOBALSHARESEQUITY.CO.UK/EN-GB

November 22, 2024

SONY GROUP CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By:	Kenichiro Yoshida
Chairman and Chief Executive Officer,
Representative Corporate Executive Officer

QUALIFIED PERSON

By:

Exhibit 1

The terms and conditions of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2024 (including exhibits; hereinafter referred to as this “Agreement”) shall be as follows. Unless otherwise provided for, the terms used in this Exhibit 1 shall have the same meaning as the terms used in the main body of this Agreement.

Article 1	(Purpose)

The primary purpose of allocating the Stock Acquisition Rights to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the Sony Group’s business performance and thereby improve the business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation.

Article 2	(Restrictions under the Terms and Conditions and this Agreement)

The Stock Acquisition Rights shall be subject to the Terms and Conditions and, further, exercise or disposition of the Stock Acquisition Rights shall be subject to certain conditions and restrictions provided for in this Agreement.

Article 3	(Subscription for and Allocation of the Stock Acquisition Rights)

The Qualified Person hereby applies for subscription for the number of Stock Acquisition Rights that can be found on My Equity of Equity Gateway, which such Stock Acquisition Rights are to be issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Stock Acquisition Rights to the Qualified Person in accordance with the following terms on November 25, 2024 (hereinafter referred to as the “Allotment Date”).

(1)	Class and number of shares to be issued or transferred upon exercise of each Stock Acquisition Right:

100 shares of common stock of the Corporation

In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or a consolidation of the shares of common stock of the Corporation, the number of shares to be issued or transferred upon exercise of each Stock Acquisition Right (hereinafter referred to as the “Number of Granted Shares”) shall be adjusted in accordance with the following formula:

Number of Granted Shares after adjustment	=	Number of Granted Shares before Adjustment	x	Ratio of split or consolidation

Provided, however, that such adjustment shall be made only with respect to the Number of Granted Shares for the Stock Acquisition Rights which have not been exercised at the time of the adjustment. Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(2)	Amount to be paid in exchange for Stock Acquisition Rights:

The amount of money to be paid in exchange for the Stock Acquisition Rights shall be the amount obtained by multiplying the option price per share of common stock (calculated using the Black-Scholes model based on the basic figures in (ii) through (vii) below) by the number of shares to be received by exercising the Stock Acquisition Rights.

i.	Option price per share of common stock (C)

ii.	Share price (𝑆): The closing price of the Corporation’s common stock in regular trading on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on November 22, 2024 (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day)

iii.	Exercise price (𝐾): The average Closing Price for the ten (10) consecutive trading days (excluding days on which there is no Closing Price) immediately prior to the allotment date of such Stock Acquisition Rights; provided, however, that if such calculated price is lower than the Closing Price on the trading day immediately preceding the allotment date of the Stock Acquisition Rights (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day), the Exercise price (𝐾) shall be the Closing Price on the trading day immediately preceding the allotment date of the Stock Acquisition Rights.

iv.	Estimated remaining years (t): 5.70years

v.	Volatility (𝜎): The volatility rate of the share price based on the Closing Prices during the span of 5.70 years (from March 25, 2019 to November 22, 2024).

vi.	Risk-free rate (𝑟): Interest rate on Japanese government bonds whose remaining years correspond to the estimated remaining years.

vii.	Dividend Yield (𝑞): Dividend per share (expected dividend for the year ending March 31, 2025) / share price (S)

viii.	Cumulative density function of the standard normal distribution: (N (・))

The payment of the amount to be paid by the Qualified Person in exchange for the Stock Acquisition Rights multiplied by the Qualified Person’s Allotted Number (hereinafter referred to as the “Total Amount to be Paid”) will be made by offsetting such amount against: (i) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by the Corporation, if the Qualified Person is a corporate executive officer or an employee of the Corporation, or, (ii) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by subsidiaries of the Corporation and assumed by the Corporation if the Qualified Person is a director, officer or an employee of a subsidiary of the Corporation. Therefore, no monetary payment will be made by the Qualified Person on the Allotment Date for the purpose of paying the Total Amount to be Paid.

On the Allotment Date, the Qualified Person will make an offer, instead of making a payment in the Total Amount to be Paid, (i) to offset (a) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by the Corporation by (b) the Qualified Person’s obligation to pay the Total Amount to be Paid if the Qualified Person is a corporate executive officer and an employee of the Corporation, or, (ii) to offset (a) remuneration claims receivables in relation to the relevant subsidiary’s remuneration obligation against the Qualified Person, which the Corporation has assumed from the relevant subsidiary pursuant to a cumulative debt assumption agreement, entered into between the Corporation and the relevant subsidiary by (b) the Qualified Person’s obligation to pay the Total Amount to be Paid if the Qualified Person is a director, officer or an employee of a subsidiary of the Corporation. The Corporation hereby consents to the payment pursuant to such offset.

(3)	Amount to be paid in per share to be issued or transferred upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Exercise Price”) shall be the number that can be found on My Equity of Equity Gateway.

HTTPS://SONY.GLOBALSHARESEQUITY.CO.UK/EN-GB

Provided, however, that if the Closing Price on the trading day immediately preceding the Allotment Date (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) is higher than the above mentioned number displayed on My Equity of Equity Gateway, then the amount equal to the Closing Price on the trading day immediately preceding the Allotment Date shall be the initial Exercise Price. The Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

(4)	Period during which the Stock Acquisition Rights may be exercised:

As provided for in Exhibit 3 of this Agreement

Article 4	(Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY GROUP CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

18,000,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office) Mitsubishi UFJ Trust and Banking Corporation

   Corporate Agency Division

   4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(5)	Application of the Act on Transfer of Bonds, Shares, etc.

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of the Corporation to be issued or transferred upon exercise of each Stock Acquisition Right.

Article 5	(Restrictions on and Conditions for Exercise of the Stock Acquisition Rights and Prohibition of Disposition)

1.       Notwithstanding Item (4) of Article 3 above, one-third of the aggregate number of the Stock Acquisition Rights allocated to the Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “First Exercisable Portion”) is exercisable as from and including the commencement date of the period provided for in Item (4) of Article 3 (hereinafter referred to as the “Commencement Date of Exercisable Period”), half of the number of the Stock Acquisition Rights after deduction of the First Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “Second Exercisable Portion”) is exercisable as from and including November 25, 2026 and the balance of the Stock Acquisition Rights after deduction of the First Exercisable Portion and the Second Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person is exercisable as from and including November 25, 2027.

2.       In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of group companies of the Corporation (subsidiaries and affiliates of the Corporation as defined in the “Ordinance for Terms, Forms and Preparation Methods of Financial Statements, etc.” under the Japanese Financial Instruments and Exchange Act, hereinafter collectively referred to as the “Sony Group Companies”) by falling under any of the following Items, the exercise of the Stock Acquisition Rights shall be subject to the restrictions provided for in such following Item; provided, however, that in no case may any Stock Acquisition Rights be exercised after the period provided for in Item (4) of Article 3.

(1)	If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Stock Acquisition Rights on and after the day on which he/she forfeits such status (hereinafter referred to as the “Status Forfeit Date”);

(2)	If the Qualified Person forfeits such status due to his/her death:

Subject to the provision of Article 7, the heir of the Qualified Person may exercise the Stock Acquisition Rights which are exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Stock Acquisition Rights”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Stock Acquisition Rights which are not exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Stock Acquisition Rights”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period) subject to the provision of Article 7; and

(3)	If the Qualified Person forfeits such status due to any other events:

The Qualified Person may exercise the Exercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Stock Acquisition Rights on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period).

3.       The Qualified Person may not exercise the Stock Acquisition Rights in any of the following cases:

(1)	If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Stock Acquisition Rights allocated to such Qualified Person.

(2)	If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(3)	If the Qualified Person violates any provision of this Agreement.

4.       The Qualified Person may not be authorized to transfer, pledge or otherwise dispose of all or part of the Stock Acquisition Rights.

5.       In no circumstances shall any Qualified Person request the Corporation to purchase the Stock Acquisition Rights held by him/her.

Article 6	(Procedures for Exercising the Stock Acquisition Rights)

Procedures for exercising the Stock Acquisition Rights shall be provided for in the Terms and Conditions and Exhibit 3 of this Agreement, and in addition, detailed matters concerning such procedures shall be provided for in a “Guide to the Sony Stock Option Program” separately provided and delivered by the Corporation to the Qualified Person no later than the Commencement Date of Exercisable Period.

Article 7	(Inheritance of the Stock Acquisition Rights)

1.       In case that the Qualified Person dies, the heir of such Qualified Person may, pursuant to this Article, other provisions of this Agreement and conditions to be provided separately by the Corporation, succeed to and exercise the outstanding Stock Acquisition Rights; provided, however, that the heir of such Qualified Person may not exercise the Stock Acquisition Rights if such Qualified Person has given a prior written notice to the Corporation in the form prescribed by the Corporation to the effect that such Qualified Person does not allow the heir to exercise the Stock Acquisition Rights. In case that the Qualified Person dies after he/she forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to any events provided for in each Item of Article 5, Paragraph 2 (excluding Item (2)), the heir of such Qualified Person may exercise the Stock Acquisition Rights during the period from and including such Qualified Person’s Status Forfeit Date to and including the day on which the exercisable period provided for in the said each Item elapses, to the extent that such Qualified Person may exercise as provided for in the said each Item; provided, however, that in no case any Stock Acquisition Rights may be exercised after the period provided for in Item (4) of Article 3.

2.       In case that there are more than one (1) heir of the Qualified Person, the heirs must designate one (1) heir to succeed to the Stock Acquisition Rights (hereinafter referred to as the “Successor”).

3.       In case that the Successor dies, any heir of the Successor may not exercise the Stock Acquisition Rights.

4.       Heirs of the Qualified Person must, in cooperation, file with or submit to the Corporation the following matters and documents immediately after the commencement of the inheritance:

(1)	Certified copy of family register, etc. (Those issued within three (3) months or less are required);

(2)	Seal registration certificate of the heirs (Those issued within three (3) months or less are required);

(3)	Legacy division agreement or any other similar document necessary to certify the division of the legacy;

(4)	Document to verify the name and address of the Successor or in case that the Successor resides outside Japan, his/her contact address in Japan; and

(5)	Any other matters or documents designated by the Corporation.

5.       In case that no agreement in respect of the division of the legacy is reached between or among the heirs of the Qualified Person, heirs of the Qualified Person shall forthwith designate their representative and notify the Corporation to such effect. In such case, the representative of the heirs shall file with or submit to the Corporation the matters and documents mentioned in the preceding Paragraph as soon as an agreement is reached.

6.       Each provision, excluding this Article, of this Agreement shall be applicable to the Successor to the extent of their meaning.

Article 8	(Taxes and Expenses)

The Qualified Person shall pay all taxes or other governmental charges, which may be imposed in connection with the exercise of the Stock Acquisition Rights, at such Qualified Person’s own expense and responsibility. This shall apply to all costs and expenses that may arise in connection with the exercise of the Stock Acquisition Rights.

Article 9	(Compliance with Financial Instruments and Exchange Act, Etc.)

1.       The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, comply with the Financial Instruments and Exchange Act of Japan, any other applicable laws and regulations including but not limited to applicable U.S. laws, and the Rules for Prevention of Insider Trading established by the Corporation.

2.       The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, confirm in advance with the Legal Division of the Corporation or a subsidiary of the Corporation (or any other department in charge of such matters at the time), whether or not such sale will contravene Articles 166 and/or 167 (provisions relating to insider trading) of the Financial Instruments and Exchange Act of Japan.

Article 10	(Treatment in Events of Corporate Transaction and Proceeding)

1.       In the event of any corporate transaction or proceeding excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction or proceeding, the Corporation may (x) cause the entity resulting from such transaction or proceeding to execute an agreement providing that a holder of the Stock Acquisition Rights shall have the right during the term to exercise the Stock Acquisition Rights and upon the exercise of the Stock Acquisition Rights to receive the class and amount of shares and other securities and property receivable upon such transaction or proceeding by a holder of the number of shares in respect of which the Stock Acquisition Rights could have been exercised immediately prior to such transaction or proceeding or (y) prevent from being exercised, effective immediately upon the completion of such transaction or proceeding, each Stock Acquisition Right outstanding immediately prior to such transaction or proceeding (whether or not then exercisable).

2.       In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one (1) or more of the transactions or proceedings described in the immediately preceding Paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or proceeding and give the Qualified Person the opportunity to exercise their Stock Acquisition Rights, immediately prior to, and subject to, the consummation of such transaction or proceeding.

Article 11	(Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12	(Compliance with Foreign Laws and Regulations)

1.       If it is necessary for the reason that the Qualified Person is deemed a resident of any country other than Japan or for any other reason so that, pursuant to any laws or regulations (including those of any country other than Japan) applicable to such Qualified Person, such Qualified Person or the Corporation shall be required to perform or comply with certain procedures for allocating, holding or exercising the Stock Acquisition Rights thereunder, such Qualified Person shall notify the Corporation in advance of the necessity to perform or comply with such procedures and the contents thereof, and perform or comply with such procedures that are required to be performed or complied with by such Qualified Person himself or herself, and request the Corporation to perform or comply with the procedures that are required to be performed or complied with by the Corporation (hereinafter referred to as the “Corporation’s Procedures”). In case that the request shall be made by the Qualified Person for the Corporation to perform or comply with the Corporation’s Procedures, the Corporation shall independently consider the necessity for the performance or compliance, and, if the Corporation shall come to the conclusion that it is necessary to do so, it shall perform or comply with the Corporation’s Procedures.

2.       The Qualified Person shall pay for all expenses, which may arise in connection with the procedures provided for in the immediately preceding Paragraph, and shall keep the Corporation fully indemnified against all such costs, expenses and damages, which may arise or which the Corporation may incur in connection with such procedures.

Article 13	(Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.       If it is found that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

2.       With respect to matters not provided for in this Agreement or the “Guide to the Sony Stock Option Program”, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person. In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation.

Article 14	(Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Stock Acquisition Rights;

(2)	sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company);

(3)	giving notice on the web site of the Corporation (including any Sony Group Company); or

(4)	giving notice on Equity Gateway. HTTPS://SONY.GLOBALSHARESEQUITY.CO.UK/EN-GB

Article 15	(Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan. The Tokyo District Court shall have the exclusive jurisdiction in the first instance for settling any and all disputes that arise under or in connection with this Agreement.

(English translation)

(51st Series Overseas Participants (Excluding U.S.))

AGREEMENT CONCERNING

ALLOCATION OF THE STOCK ACQUISITION RIGHTS

OF SONY GROUP CORPORATION

FOR THE FISCAL YEAR 2024

SONY GROUP CORPORATION (hereinafter referred to as the “Corporation”) and the Qualified Person (as defined below) enter into this Agreement (hereinafter referred to as the “Agreement”) as of November 22, 2024 as set forth in Exhibit 1 in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Stock Acquisition Rights”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Stock Acquisition Rights (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 2 attached hereto and pursuant to the decision of the Representative Corporate Executive Officer of the Corporation made on November 8, 2024.

The number of Stock Acquisition Rights that the person to whom the Stock Acquisition Rights are allocated, the name of whom is displayed on My Equity of Equity Gateway (hereinafter referred to as the “Qualified Person”) is to apply for the subscription for in accordance with Article 3 of Exhibit 1 and that the Corporation is to allocate to the Qualified Person shall be the number (hereinafter referred to as the “Allotted Number”) that can be found on My Equity of Equity Gateway.

HTTPS://SONY.GLOBALSHARESEQUITY.CO.UK/EN-GB

By clicking the [Accept and Agree] button displayed in My Task of Equity Gateway as the task relating to entering into this Agreement, it is deemed that the Qualified Person has understood and agreed the contents of the Agreement and the Terms and Conditions.

HTTPS://SONY.GLOBALSHARESEQUITY.CO.UK/EN-GB

November 22, 2024

SONY GROUP CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By:	Kenichiro Yoshida
Chairman and Chief Executive Officer,
Representative Corporate Executive Officer

QUALIFIED PERSON

By:

Exhibit 1

The terms and conditions of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2024 (including exhibits; hereinafter referred to as this “Agreement”) shall be as follows. Unless otherwise provided for, the terms used in this Exhibit 1 shall have the same meaning as the terms used in the main body of this Agreement.

Article 1	(Purpose)

The primary purpose of allocating the Stock Acquisition Rights to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the Sony Group’s business performance and thereby improve the business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation.

Article 2	(Restrictions under the Terms and Conditions and this Agreement)

The Stock Acquisition Rights shall be subject to the Terms and Conditions and, further, exercise or disposition of the Stock Acquisition Rights shall be subject to certain conditions and restrictions provided for in this Agreement.

Article 3	(Subscription for and Allocation of the Stock Acquisition Rights)

The Qualified Person hereby applies for subscription for the number of Stock Acquisition Rights that can be found on My Equity of Equity Gateway, which such Stock Acquisition Rights are to be issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Stock Acquisition Rights to the Qualified Person in accordance with the following terms on November 25, 2024 (hereinafter referred to as the “Allotment Date”).

(1)	Class and number of shares to be issued or transferred upon exercise of each Stock Acquisition Right:

100 shares of common stock of the Corporation

In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or a consolidation of the shares of common stock of the Corporation, the number of shares to be issued or transferred upon exercise of each Stock Acquisition Right (hereinafter referred to as the “Number of Granted Shares”) shall be adjusted in accordance with the following formula:

Number of Granted Shares after adjustment	=	Number of Granted Shares before Adjustment	x	Ratio of split or consolidation

Provided, however, that such adjustment shall be made only with respect to the Number of Granted Shares for the Stock Acquisition Rights which have not been exercised at the time of the adjustment. Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(2)	Amount to be paid in exchange for Stock Acquisition Rights:

The amount of money to be paid in exchange for the Stock Acquisition Rights shall be the amount obtained by multiplying the option price per share of common stock (calculated using the Black-Scholes model based on the basic figures in (ii) through (vii) below) by the number of shares to be received by exercising the Stock Acquisition Rights.

i.	Option price per share of common stock (C)

ii.	Share price (𝑆): The closing price of the Corporation’s common stock in regular trading on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on November 22, 2024 (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day)

iii.	Exercise price (𝐾): The average Closing Price for the ten (10) consecutive trading days (excluding days on which there is no Closing Price) immediately prior to the allotment date of such Stock Acquisition Rights; provided, however, that if such calculated price is lower than the Closing Price on the trading day immediately preceding the allotment date of the Stock Acquisition Rights (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day), the Exercise price (𝐾) shall be the Closing Price on the trading day immediately preceding the allotment date of the Stock Acquisition Rights.

iv.	Estimated remaining years (t): 5.70years

v.	Volatility (𝜎): The volatility rate of the share price based on the Closing Prices during the span of 5.70 years (from March 25, 2019 to November 22, 2024).

vi.	Risk-free rate (𝑟): Interest rate on Japanese government bonds whose remaining years correspond to the estimated remaining years.

vii.	Dividend Yield (𝑞): Dividend per share (expected dividend for the year ending March 31, 2025) / share price (S)

viii.	Cumulative density function of the standard normal distribution: (N (・))

The payment of the amount to be paid by the Qualified Person in exchange for the Stock Acquisition Rights multiplied by the Qualified Person’s Allotted Number (hereinafter referred to as the “Total Amount to be Paid”) will be made by offsetting such amount against: (i) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by the Corporation, if the Qualified Person is a corporate executive officer or an employee of the Corporation, or, (ii) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by subsidiaries of the Corporation and assumed by the Corporation if the Qualified Person is a director, officer or an employee of a subsidiary of the Corporation. Therefore, no monetary payment will be made by the Qualified Person on the Allotment Date for the purpose of paying the Total Amount to be Paid.

On the Allotment Date, the Qualified Person will make an offer, instead of making a payment in the Total Amount to be Paid, (i) to offset (a) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by the Corporation by (b) the Qualified Person’s obligation to pay the Total Amount to be Paid if the Qualified Person is a corporate executive officer and an employee of the Corporation, or, (ii) to offset (a) remuneration claims receivables in relation to the relevant subsidiary’s remuneration obligation against the Qualified Person, which the Corporation has assumed from the relevant subsidiary pursuant to a cumulative debt assumption agreement, entered into between the Corporation and the relevant subsidiary by (b) the Qualified Person’s obligation to pay the Total Amount to be Paid if the Qualified Person is a director, officer or an employee of a subsidiary of the Corporation. The Corporation hereby consents to the payment pursuant to such offset.

(3)	Amount to be paid in per share to be issued or transferred upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Exercise Price”) shall be the number that can be found on My Equity of Equity Gateway.

HTTPS://SONY.GLOBALSHARESEQUITY.CO.UK/EN-GB

Provided, however, that if the Closing Price on the trading day immediately preceding the Allotment Date (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) is higher than the above mentioned number displayed on My Equity of Equity Gateway, then the amount equal to the Closing Price on the trading day immediately preceding the Allotment Date shall be the initial Exercise Price. The Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

(4)	Period during which the Stock Acquisition Rights may be exercised:

As provided for in Exhibit 3 of this Agreement

Article 4	(Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY GROUP CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

18,000,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office) Mitsubishi UFJ Trust and Banking Corporation

    Corporate Agency Division

    4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(5)	Application of the Act on Transfer of Bonds, Shares, etc.

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of the Corporation to be issued or transferred upon exercise of each Stock Acquisition Right.

Article 5	(Restrictions on and Conditions for Exercise of the Stock Acquisition Rights and Prohibition of Disposition)

1.       Notwithstanding Item (4) of Article 3 above, one-third of the aggregate number of the Stock Acquisition Rights allocated to the Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “First Exercisable Portion”) is exercisable as from and including the commencement date of the period provided for in Item (4) of Article 3 (hereinafter referred to as the “Commencement Date of Exercisable Period”), half of the number of the Stock Acquisition Rights after deduction of the First Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “Second Exercisable Portion”) is exercisable as from and including November 25, 2026 and the balance of the Stock Acquisition Rights after deduction of the First Exercisable Portion and the Second Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person is exercisable as from and including November 25, 2027.

2.       In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of group companies of the Corporation (subsidiaries and affiliates of the Corporation as defined in the “Ordinance for Terms, Forms and Preparation Methods of Financial Statements, etc.” under the Japanese Financial Instruments and Exchange Act, hereinafter collectively referred to as the “Sony Group Companies”) by falling under any of the following Items, the exercise of the Stock Acquisition Rights shall be subject to the restrictions provided for in such following Item; provided, however, that in no case may any Stock Acquisition Rights be exercised after the period provided for in Item (4) of Article 3.

(1)	If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Stock Acquisition Rights on and after the day on which he/she forfeits such status (hereinafter referred to as the “Status Forfeit Date”);

(2)	If the Qualified Person forfeits such status due to his/her death:

Subject to the provision of Article 7, the heir of the Qualified Person may exercise the Stock Acquisition Rights which are exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Stock Acquisition Rights”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Stock Acquisition Rights which are not exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Stock Acquisition Rights”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period) subject to the provision of Article 7; and

(3)	If the Qualified Person forfeits such status due to any other events:

The Qualified Person may exercise the Exercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Stock Acquisition Rights on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period).

3.          The Qualified Person may not exercise the Stock Acquisition Rights in any of the following cases:

(1)	If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Stock Acquisition Rights allocated to such Qualified Person.

(2)	If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(3)	If the Qualified Person violates any provision of this Agreement.

4.          The Qualified Person may not be authorized to transfer, pledge or otherwise dispose of all or part of the Stock Acquisition Rights.

5.          In no circumstances shall any Qualified Person request the Corporation to purchase the Stock Acquisition Rights held by him/her.

Article 6	(Procedures for Exercising the Stock Acquisition Rights)

Procedures for exercising the Stock Acquisition Rights shall be provided for in the Terms and Conditions and Exhibit 3 of this Agreement, and in addition, detailed matters concerning such procedures shall be provided for in a “Guide to the Sony Stock Option Program” separately provided and delivered by the Corporation to the Qualified Person no later than the Commencement Date of Exercisable Period.

Article 7	(Inheritance of the Stock Acquisition Rights)

1.          In case that the Qualified Person dies, the heir of such Qualified Person may, pursuant to this Article, other provisions of this Agreement and conditions to be provided separately by the Corporation, succeed to and exercise the outstanding Stock Acquisition Rights; provided, however, that the heir of such Qualified Person may not exercise the Stock Acquisition Rights if such Qualified Person has given a prior written notice to the Corporation in the form prescribed by the Corporation to the effect that such Qualified Person does not allow the heir to exercise the Stock Acquisition Rights. In case that the Qualified Person dies after he/she forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to any events provided for in each Item of Article 5, Paragraph 2 (excluding Item (2)), the heir of such Qualified Person may exercise the Stock Acquisition Rights during the period from and including such Qualified Person’s Status Forfeit Date to and including the day on which the exercisable period provided for in the said each Item elapses, to the extent that such Qualified Person may exercise as provided for in the said each Item; provided, however, that in no case any Stock Acquisition Rights may be exercised after the period provided for in Item (4) of Article 3.

2.          In case that there are more than one (1) heir of the Qualified Person, the heirs must designate one (1) heir to succeed to the Stock Acquisition Rights (hereinafter referred to as the “Successor”).

3.          In case that the Successor dies, any heir of the Successor may not exercise the Stock Acquisition Rights.

4.          Heirs of the Qualified Person must, in cooperation, file with or submit to the Corporation the following matters and documents immediately after the commencement of the inheritance:

(1)	Certified copy of family register, etc. (Those issued within three (3) months or less are required);

(2)	Seal registration certificate of the heirs (Those issued within three (3) months or less are required);

(3)	Legacy division agreement or any other similar document necessary to certify the division of the legacy;

(4)	Document to verify the name and address of the Successor or in case that the Successor resides outside Japan, his/her contact address in Japan; and

(5)	Any other matters or documents designated by the Corporation.

5.          In case that no agreement in respect of the division of the legacy is reached between or among the heirs of the Qualified Person, heirs of the Qualified Person shall forthwith designate their representative and notify the Corporation to such effect. In such case, the representative of the heirs shall file with or submit to the Corporation the matters and documents mentioned in the preceding Paragraph as soon as an agreement is reached.

6.          Each provision, excluding this Article, of this Agreement shall be applicable to the Successor to the extent of their meaning.

Article 8	(Taxes and Expenses)

The Qualified Person shall pay all taxes or other governmental charges, which may be imposed in connection with the exercise of the Stock Acquisition Rights, at such Qualified Person’s own expense and responsibility. This shall apply to all costs and expenses that may arise in connection with the exercise of the Stock Acquisition Rights.

Article 9	(Compliance with Financial Instruments and Exchange Act, Etc.)

1.       The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, comply with the Financial Instruments and Exchange Act of Japan, any other applicable laws and regulations including but not limited to applicable U.S. laws, and the Rules for Prevention of Insider Trading established by the Corporation.

2.       The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, confirm in advance with the Legal Division of the Corporation or a subsidiary of the Corporation (or any other department in charge of such matters at the time), whether or not such sale will contravene Articles 166 and/or 167 (provisions relating to insider trading) of the Financial Instruments and Exchange Act of Japan.

Article 10	(Treatment in Events of Corporate Transaction and Proceeding)

1.       In the event of any corporate transaction or proceeding excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction or proceeding, the Corporation may (x) cause the entity resulting from such transaction or proceeding to execute an agreement providing that a holder of the Stock Acquisition Rights shall have the right during the term to exercise the Stock Acquisition Rights and upon the exercise of the Stock Acquisition Rights to receive the class and amount of shares and other securities and property receivable upon such transaction or proceeding by a holder of the number of shares in respect of which the Stock Acquisition Rights could have been exercised immediately prior to such transaction or proceeding or (y) prevent from being exercised, effective immediately upon the completion of such transaction or proceeding, each Stock Acquisition Right outstanding immediately prior to such transaction or proceeding (whether or not then exercisable).

2.       In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one (1) or more of the transactions or proceedings described in the immediately preceding Paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or proceeding and give the Qualified Person the opportunity to exercise their Stock Acquisition Rights, immediately prior to, and subject to, the consummation of such transaction or proceeding.

Article 11	(Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12	(Compliance with Foreign Laws and Regulations)

1.          If it is necessary for the reason that the Qualified Person is deemed a resident of any country other than Japan or for any other reason so that, pursuant to any laws or regulations (including those of any country other than Japan) applicable to such Qualified Person, such Qualified Person or the Corporation shall be required to perform or comply with certain procedures for allocating, holding or exercising the Stock Acquisition Rights thereunder, such Qualified Person shall notify the Corporation in advance of the necessity to perform or comply with such procedures and the contents thereof, and perform or comply with such procedures that are required to be performed or complied with by such Qualified Person himself or herself, and request the Corporation to perform or comply with the procedures that are required to be performed or complied with by the Corporation (hereinafter referred to as the “Corporation’s Procedures”). In case that the request shall be made by the Qualified Person for the Corporation to perform or comply with the Corporation’s Procedures, the Corporation shall independently consider the necessity for the performance or compliance, and, if the Corporation shall come to the conclusion that it is necessary to do so, it shall perform or comply with the Corporation’s Procedures.

2.          The Qualified Person shall pay for all expenses, which may arise in connection with the procedures provided for in the immediately preceding Paragraph, and shall keep the Corporation fully indemnified against all such costs, expenses and damages, which may arise or which the Corporation may incur in connection with such procedures.

Article 13	(Representations, Warranties, Covenants and Confirmations)

The Qualified Person shall represent, warrant, covenant and confirm the matters set forth in Exhibit 4 of this Agreement for the benefit of the Corporation. The following terms included in Exhibit 4 shall have the following meaning:

“Allocation Agreement” means this Agreement;

“Corporation” means the Corporation;

“Qualified Person” means the Qualified Person; and

“Option” means the Stock Acquisition Rights.

Article 14	(Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.          If it is found that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

2.          With respect to matters not provided for in this Agreement or the “Guide to the Sony Stock Option Program”, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person. In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation.

Article 15	(Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Stock Acquisition Rights;

(2)	sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company);

(3)	giving notice on the web site of the Corporation (including any Sony Group Company); or

(4)	giving notice on Equity Gateway. HTTPS://SONY.GLOBALSHARESEQUITY.CO.UK/EN-GB

Article 16	(Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan. The Tokyo District Court shall have the exclusive jurisdiction in the first instance for settling any and all disputes that arise under or in connection with this Agreement.

(English translation)

Exhibit 2

TERMS AND CONDITIONS OF THE FIFTY-FIRST SERIES OF
STOCK ACQUISITION RIGHTS

FOR SHARES OF COMMON STOCK OF SONY GROUP CORPORATION

These terms and conditions of the stock acquisition rights shall apply to the Fifty-First Series of Stock Acquisition Rights for Shares of Common Stock (hereinafter referred to as the “Stock Acquisition Rights”) of Sony Group Corporation (hereinafter referred to as the “Corporation”) issued on November 25, 2024 by the Corporation in accordance with the decision of the Representative Corporate Executive Officer of the Corporation made on November 8, 2024:

1. Aggregate Number of Stock Acquisition Rights	28,670
2. Class and Number of Shares to be Issued or Transferred upon Exercise of Stock Acquisition Rights

The class of shares to be issued or transferred upon exercise of the Stock Acquisition Rights shall be shares of common stock, and the number of shares to be issued or transferred upon exercise of each Stock Acquisition Right (hereinafter referred to as the “Number of Granted Shares”) shall be 100 shares.

The aggregate number of shares to be issued or transferred upon exercise of the Stock Acquisition Rights shall be 2,867,000 shares of common stock of the Corporation (hereinafter referred to as the “Common Stock”). However, in the event that the Number of Granted Shares is adjusted pursuant to Condition 3 below, the aggregate number of shares to be issued or transferred upon exercise of the Stock Acquisition Rights shall be adjusted to the number obtained by multiplying the Number of Granted Shares after adjustment by the aggregate number of the Stock Acquisition Rights as prescribed in Condition 1 above.

3. Adjustment of Number of Granted Shares	(1) In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock, the Number of Granted Shares shall be adjusted in accordance with the following formula:
	Number of Granted Shares after adjustment	=	Number of Granted Shares before adjustment	x	Ratio of split or consolidation

(2) An adjustment to the Number of Granted Shares under the immediately preceding Item shall be made only with respect to the Number of Granted Shares for the Stock Acquisition Rights which have not been exercised at the time of the adjustment. 　Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(3) The effective date of the Number of Granted Shares after adjustment shall be the same day as the date on which the Exercise Price after adjustment becomes effective as provided for in Item (2) of Condition 7 with regard to the adjustment of the Exercise Price pursuant to Condition 7 for the same reason as the adjustment of the Number of Granted Shares.

	(4) When the Number of Granted Shares is adjusted, the Corporation shall give notice of necessary matters to each holder of the Stock Acquisition Rights registered in the register of Stock Acquisition Rights, no later than the day immediately preceding the effective date of the Number of Granted Shares after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

4. Amount to be paid in exchange for Stock Acquisition Rights

The amount of money to be paid in exchange for the Stock Acquisition Rights shall be the amount obtained by multiplying the option price per share of common stock (calculated using the Black-Scholes model based on the basic figures in (ii) through (vii) below), by the number of shares to be received by exercising the Stock Acquisition Rights.

i.       Option price per share of common stock (C)

ii.      Share price (𝑆): The closing price of the Corporation’s common stock in regular trading on the Tokyo Stock Exchange (the “Closing Price”) on November 22, 2024 (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day)

iii.     Exercise price (𝐾): The average Closing Price for the ten (10) consecutive trading days (excluding days on which there is no Closing Price) immediately prior to the allotment date of such Stock Acquisition Rights; provided, however, that if such calculated price is lower than the Closing Price on the trading day immediately preceding the allotment date of the Stock Acquisition Rights (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day), the Exercise price (𝐾) shall be the Closing Price on the trading day immediately preceding the allotment date of the Stock Acquisition Rights.

iv.     Estimated remaining years (t):5.70 years

v.      Volatility (𝜎): The volatility rate of the share price based on the Closing Prices during the span of 5.70 years (from March 25, 2019 to November 22, 2024).

vi.     Risk-free rate (𝑟): Interest rate on Japanese government bonds whose remaining years correspond to the estimated remaining years.

vii.    Dividend Yield (𝑞): Dividend per share (expected dividend for the year ending March 31, 2025) / share price (S) above

viii.   Cumulative density function of the standard normal distribution: (N (・))

The payment of the amount to be paid by the allottee of the Stock Acquisition Rights in exchange for the Stock Acquisition Rights multiplied by the number of Stock Acquisition Rights by the Corporation to the allottee of the Stock Acquisition Rights (the “Total Amount to be Paid”) will be made by offsetting such amount against: (i) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the allottee of the Stock Acquisition Right by the Corporation, if the allottee of the Stock Acquisition Rights is a corporate executive officer or an employee of the Corporation, or, (ii) remuneration claims in an amount equal to the Total Amount to be Paid, which will be granted to the allottee of the Stock Acquisition Right by subsidiaries of the Corporation and assumed by the Corporation, if the allottee of the Stock Acquisition Rights is a director, officer or an employee of a subsidiary of the Corporation. Therefore, no monetary payment will be made by the allottee of the Stock Acquisition Rights on the Allotment Date for the purpose of paying the Total Amount to be Paid. However, the aforementioned remuneration claims shall be granted on the condition that the allottee of the Stock Acquisition Rights enters into an allocation agreement with the Corporation.

2

5. Allotment Date of Stock Acquisition Rights	November 25, 2024 (hereinafter referred to as the “Allotment Date”)
6. Amount of Assets to be Contributed upon Exercise of Stock Acquisition Rights

The amount of assets to be contributed upon exercise of the Stock Acquisition Rights shall be the amount obtained by multiplying the amount to be paid per share to be issued or transferred upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Exercise Price”) by the Number of Granted Shares. The Exercise Price shall be the number that can be found on My Equity of Equity Gateway.

HTTPS://SONY.GLOBALSHARESEQUITY.CO.UK/EN-GB

Provided, however, that if the Closing Price on the trading day immediately preceding the Allotment Date (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) is higher than the above mentioned number displayed on My Equity of Equity Gateway, then the amount equal to the Closing Price on the trading day immediately preceding the Allotment Date shall be the initial Exercise Price.

7. Adjustment of Exercise Price

(1) In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock after the Allotment Date of the Stock Acquisition Rights, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen resulting from the adjustment shall be rounded up to the nearest one (1) yen:

	Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
					Ratio of split or consolidation

(2) In the case that the Exercise Price is adjusted pursuant to the immediately preceding Item, the effective date of the Exercise Price after adjustment shall be as set forth below:

The Exercise Price after adjustment shall become effective, in the case of a stock split, on and after the day immediately following the record date for such stock split, and in the case of a stock consolidation, on and after the effective date thereof.

(3) In addition to the cases in Item (1) of this Condition where the Exercise Price is required to be adjusted, the Exercise Price shall be adjusted in a manner deemed to be appropriate by the Corporation in the following cases.

(i)  When the Exercise Price is required to be adjusted due to a merger, corporate split (split by new incorporation or by absorption) or reduction of the amount of capital of the Corporation.

(ii) In addition to Item (i) above, when the Exercise Price is required to be adjusted due to the occurrence of an event that causes or may cause a change in the total number of the issued Common Stock.

(4) When the Exercise Price is adjusted, the Corporation shall give notice of necessary matters to each holder of the Stock Acquisition Rights registered in the register of Stock Acquisition Rights, no later than the day immediately preceding the effective date of the Exercise Price after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

8. Period during which Stock Acquisition Rights May be Exercised

From and including November 25, 2025, up to and including November 24, 2034. If the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period.

9. Conditions for Exercise of Stock Acquisition Rights

(1) No Stock Acquisition Right may be exercised in part.

(2) In the event of a resolution being passed at a general meeting of shareholders of the Corporation for an agreement for any consolidation, amalgamation or merger (other than a consolidation, amalgamation or merger in which the Corporation is the continuing corporation), or in the event of a resolution being passed at a general meeting of shareholders of the Corporation (or, where a resolution of a general meeting of shareholders is not necessary, at a meeting of the Board of Directors of the Corporation) for any agreement for share exchange (kabushiki-kokan) or any plan for share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation, the Stock Acquisition Rights may not be exercised on and after the effective date of such consolidation, amalgamation or merger, such share exchange (kabushiki-kokan), or such share transfer (kabushiki-iten).

10. Restrictions under the U.S. Securities Act and Other Matters

The Corporation shall not be obligated to effect the registration pursuant to the U.S. Securities Act of 1933, as amended, of any Common Stock to be issued or transferred upon exercise of the Stock Acquisition Rights or to effect similar compliance under any similar laws. Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to issue or cause to be issued or delivered any Common Stock pursuant to these terms and conditions unless and until the Corporation is advised by its legal counsel that the issuance and delivery of such Common Stock is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded. The Corporation may require, as a condition to the issuance and transfer of the Common Stock pursuant to these terms and conditions, that the recipient of such Common Stock make such covenants, agreements and representations, and that records and any other documentation of such Common Stock bear such legends, as the Corporation deems necessary or desirable. The exercise of any Stock Acquisition Right granted hereunder shall only become effective at such time as counsel to the Corporation shall have determined that the issuance and transfer of the Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded.

The Corporation may, In its sole discretion, defer the effectiveness of the exercise of a Stock Acquisition Right granted hereunder to allow the issuance and transfer of the Common Stock upon such exercise to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Corporation shall inform the holder of such Stock Acquisition Right in writing of the decision to defer the effectiveness of the exercise of such Stock Acquisition Right granted hereunder. During the period that the effectiveness of the exercise of a Stock Acquisition Right has been deferred, the holder of such Stock Acquisition Right may, by a written notice, withdraw such exercise and obtain the refund of any amounts paid in connection with such exercise.

11. Mandatory Repurchase of Stock Acquisition Rights	Not applicable.
12. Restrictions on Acquisition of Stock Acquisition Rights through Transfer	The Stock Acquisition Rights cannot be acquired through transfer, unless such acquisition is expressly approved by the Board of Directors of the Corporation.
13. Application for Exercise of Stock Acquisition Rights and Manner of Payment	(1) In the case of exercise of the Stock Acquisition Rights, the holder of the Stock Acquisition Rights shall fill in necessary matters on the “Application Form for Exercise of the Stock Acquisition Rights” in the form designated by the Corporation, and shall submit such application form (including application for exercise of the Stock Acquisition Rights in an electromagnetic manner. Hereinafter the same applies) to the place where applications for exercise of the Stock Acquisition Rights are made as provided for in Condition 14, after affixing his or her name and seal or signature (including electronic signature) thereon. The Application Form for Exercise of the Stock Acquisition Rights shall be accepted at the place where applications for exercise of the Stock Acquisition Rights are made only on a business day at such place.

(2) With submission of the Application Form for Exercise of the Stock Acquisition Rights as provided in (1) above, the entire amount of the Exercise Price to be paid in upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Amount of Payment”) shall be paid in cash to an account designated by the Corporation (hereinafter referred to as the “Designated Account”) at the payment handling place provided for in Condition 15 at or before the date and time designated by the Corporation.

(3) Any holder of the Stock Acquisition Rights who has submitted the documents required for exercise of the Stock Acquisition Rights to the place where applications for exercise of the Stock Acquisition Rights are made, may not cancel such exercise thereafter.

14. Place where Applications for Exercise of Stock Acquisition Rights are Made	Corporate Human Resources (or any division in charge of the relevant service from time to time) of Sony Group Corporation.
15. Payment Handling Place on Exercise of Stock Acquisition Rights	Sumitomo Mitsui Banking Corporation, Head Office (or any successor bank of such bank from time to time and/or any successor office of such office).
16. Effective Date and Time of Exercise of Stock Acquisition Rights

The exercise of the Stock Acquisition Rights shall become effective when an Application Form for Exercise of the Stock Acquisition Rights referred to in Item (1) of Condition 13 (including documents or electromagnetic records that include necessary matters for exercise of stock acquisition rights among noticed matters by application for exercise of the Stock Acquisition Rights in an electromagnetic manner) which is accepted at the place where applications for exercise of the Stock Acquisition Rights are made are delivered to the payment handling place provided for in Condition 15 and the Amount of Payment is duly paid to the Designated Account.

17. Matters concerning the Amount of Capital and the Additional Paid-in Capital Increased by the Issuance of Shares upon Exercise of Stock Acquisition Rights

(1) The amount of capital increased by the issuance of shares upon exercise of the Stock Acquisition Rights shall be the amount obtained by multiplying the maximum limit of capital increase, as calculated in accordance with the provisions of Paragraph 1, Article 17 of the Company Accounting Ordinance of Japan, by 0.5, and any fraction less than one (1) yen arising as a result of such calculation shall be rounded up to the nearest one (1) yen.

(2) The amount of additional paid-in capital increased by the issuance of shares upon exercise of the Stock Acquisition Rights shall be the amount obtained by deducting the capital to be increased, as provided in (1) above, from the maximum limit of capital increase, as also provided in (1) above.

18. Handling of Matters Relating to Abolition of Unit Share System

In the case that the Corporation abolishes the unit share system after the Allotment Date of the Stock Acquisition Rights, the Corporation may take necessary measures for handling the related matters thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and consistent with these terms and conditions.

19. Handling of Matters Relating to Amendments to Companies Act, and other Laws and Regulations	In the case that provisions of the Companies Act of Japan and/or other Japanese laws and regulations relating to the shares or the stock acquisition rights are amended after the Allotment Date of the Stock Acquisition Rights, the Corporation may take necessary measures for handling the matters relating thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and/or other Japanese laws and regulations then in effect and consistent with these terms and conditions.

(English translation)

Exhibit 3

EXERCISE PERIOD (TAX ELIGIBLE)

Set forth below are the provisions concerning the conditions and restrictions of exercise or disposition of the Stock Acquisition Rights provided for in Article 2 of Exhibit 1 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2024 (including exhibits; hereinafter referred to as the “Agreement”) and the period during which the Stock Acquisition Rights may be exercised provided for in Item (4) of Article 3 of Exhibit 1 of the Agreement. Unless otherwise provided for, the terms used in this Exhibit 3 shall have the same meaning as used in the main body and Exhibit 1 of the Agreement.

1.       (Period during which the Stock Acquisition Rights may be exercised)

The Qualified Person may exercise the Stock Acquisition Rights during the period from and including November 9, 2026 to and including November 8, 2034 (if the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period, subject to the restriction of exercise provided for in Paragraph 1 of Article 5 of Exhibit 1 of the Agreement.).

2.       (Method of exercise of the Stock Acquisition Rights)

(1)	In order to be entitled to the special taxation measure (hereinafter referred to as the “Special Taxation Measure”) provided for in Article 29-2 of the Act on Special Measures Concerning Taxation, the Qualified Person shall be subject to the following provisions, as for the exercise of the Stock Acquisition Rights, as well as the conditions provided for in the Terms and Conditions and Exhibit 1 of the Agreement.

(i) Total amount of exercise price with respect to the exercise of the Stock Acquisition Rights for one (1) calendar year (from and including January 1 to and including December 31) shall not exceed \12,000,000.

(ii) The shares that the Qualified Person acquires upon exercise of the Stock Acquisition Rights shall be delivered through the account that the Qualified Person opens in his/her name at a sales office or a business office of a financial instruments business operator, etc. for the purposes of (a) writing or recording his/her transaction with respect to the stock option in a transfer account book and/or (b) holding such shares on his/her behalf. Such account shall be opened pursuant to an agreement for the above-mentioned purposes entered into between the Corporation and such financial instruments business operator, etc. in accordance with Article 29-2, Paragraph 1, Item 6 of the Act on Special Measures Concerning Taxation. Information on such financial instruments business operator, etc. is described in the “Guide to the Sony Stock Option Program” provided for in Article 6 of Exhibit 1 of the Agreement.

(iii) The Qualified Person shall comply with the procedures set forth in the “Guide to the Sony Stock Option Program” as specified procedures required by the relevant law to be entitled to the Special Taxation Measure.

(2)	In the case where the Qualified Person is a major shareholder or a person involved with a major shareholder, which is specified in the Act on Special Measures Concerning Taxation or may not be entitled to the above Special Taxation Measure pursuant to such Act, Items (i) and (iii) of the immediately preceding Paragraph shall not apply to such Qualified Person.

(English translation)

Exhibit 3

EXERCISE PERIOD (TAX INELIGIBLE)

Set forth below are the provisions concerning the conditions and restrictions of exercise or disposition of the Stock Acquisition Rights provided for in Article 2 of Exhibit 1 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2024 (including exhibits; hereinafter referred to as the “Agreement”) and the period during which the Stock Acquisition Rights may be exercised, which is provided for in Item (4) of Article 3 of Exhibit 1 of the Agreement. Unless otherwise provided for, the terms used in this Exhibit 3 shall have the same meaning as used in the main body and Exhibit 1 of the Agreement.

1.       (Period during which the Stock Acquisition Rights may be exercised)

The Qualified Person may exercise the Stock Acquisition Rights during the period from and including November 25, 2025 to and including November 24, 2034 (if the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period, subject to the restriction of exercise provided for in Paragraph 1 of Article 5 of Exhibit 1 of the Agreement.).

2.       (Method of delivery of shares)

The shares that the Qualified Person acquires upon exercise of the Stock Acquisition Rights shall be delivered through the account which the Qualified Person opens in his/her name at a sales office or a business office of a financial instruments business operators, etc. for writing or record in a transfer account book or custody of the shares with respect to the stock option pursuant to the arrangements for writing or record in a transfer account book or delegation of custody of the shares entered into between the Corporation and such financial instruments business operators, etc. Information on such financial instruments business operators, etc. is described in the “Guide to the Sony Stock Option Program” provided for in Article 6 of Exhibit 1 of the Agreement.

Exhibit 4

REPRESENTATIONS AND WARRANTIES FOR NON-US PARTICIPANTS

The Qualified Person confirms the following matters pursuant to Article 13 of Exhibit 1 attached to the Allocation Agreement.

1.     (Employment Contract)

I understand that nothing in the Sony Group Corporation Stock Acquisition Rights Plan (the “Plan”) terms form part of my employment contract, unless my employment contract expressly states otherwise. Participation in the Plan does not create any right to continued employment.

I understand that neither the participation in the Plan nor the grant of the Stock Acquisition Rights (hereinafter referred to as the “Options” in this Exhibit 4) creates any rights to participate in the Plan or to be granted any stock acquisition right, Option or award in the future. The Plan may cease to be operated in the future although any existing Options granted under the Plan will continue in accordance with the Allocation Agreement, Exhibits, and the Terms and Conditions.

I understand that I have no claim or right of action in respect of any decision, omission or discretion which may operate to my disadvantage even if it is unreasonable, irrational or might otherwise be regarded as being in breach of any duty, except as set out in the relevant Plan documentation.

I understand I have no right to compensation for any loss in relation to the Plan, including any loss in relation to:

●	a reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);
●	any exercise of a discretion or a decision taken in relation to an award or to the Plan, or any failure to exercise a discretion or take a decision; and
●	the operation, suspension, termination or amendment of the Plan.

I understand that as the grant by the Corporation is entirely discretionary, the benefits and rights acquired under the Plan do not constitute “base salary” or other regular employment earnings and that nothing in the rules or operation of the Plan forms part of my contract of employment or employment relationship, which rights are separate from and not affected by, the Plan. I understand and agree that under no circumstances will the benefits derived from the Plan be included as part of my employment earnings for purposes of calculating any of the Corporation’s and/or the Sony group companies’ (hereinafter referred to as the “Sony Group Companies” in this Exhibit 4) (including my employer) obligations to me for bonus, retirement, severance, or any other such payments.

2.     (Data Protection)

[Other than China]

I consent to the collection, use and disclosure by the Corporation and/or companies in the Sony group (including my employer) of any personal information or data necessary for the administration of the Plan.

Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled. I understand that I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation (in accordance with the contact information provided to me under separate cover), if I have any queries in respect of the statement.

I understand that the information provided to the Corporation, the companies in the Sony group (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony Group Companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

The Corporation and/or any of the companies in the Sony group (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the companies in the Sony group) in connection with the administration of the Plan on the understanding that they will keep the information secure.

In order to process the information, the Corporation and/or companies in the Sony group (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country.

I understand that I have a right to access certain information that the Plan holds about me and in order to exercise this right, I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation (in accordance with the contact information provided to me under separate cover).

[China (Instead of the wording above):

I consent to the collection, use, disclosure and process by the Corporation and/or companies in the Sony group (including my employer) of any personal information or data necessary for the administration of the Plan.

Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled. I understand that I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation (in accordance with the contact information provided to me under separate cover), if I have any queries in respect of this statement.

I understand that the information provided to the Corporation, the companies in the Sony group (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony Group Companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

The Corporation and/or any of the companies in the Sony group (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the companies in the Sony group) in connection with the administration of the Plan on the understanding that they will keep the information secure and will duly provide you with the third party recipient’s name, contact information and other information as required by applicable laws and authorities.

In order to process the information, the Corporation and/or companies in the Sony group (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country. I understand that the transfer of my personal information outside of China is subject to the PRC Personal Information Protection Law and I am entitled to the statutory remedies thereunder.

I understand that I have a right to access certain information that the Plan holds about me and in order to exercise this right, I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation (in accordance with the contact information provided to me under separate cover).

3.     (Payment of Tax, Social Security or Other Amounts)

I acknowledge that I am responsible for and indemnify each relevant member of the Sony Group Companies against any federal, state, local and foreign taxes or social security liability in connection with my Options (“Tax Liability”), and I authorize the Corporation and companies in the Sony group (including my employer) to withhold any amounts or make such arrangements as they consider necessary to meet any liability due to taxation, social security or other amounts in respect of my participation in the Plan. These arrangements may include the sale or reduction in number of any shares of the Corporation (hereinafter referred to as the “Shares”) or the cash payment of all (or as nearly equivalent as reasonably possible) or any portion of the Tax Liability on my behalf, subject to my indemnification and repayment obligation hereunder, unless I, as the participant in the Plan, discharge the liability myself.

4.     (Tax Filings)

By signing the Allocation Agreement, I agree to:

(1)	make all necessary personal tax filings in the territory where I am tax resident in relation to this Plan;

(2)	make any required foreign exchange filings or notifications in relation to my holding of rights under the Plan in the territory where I am foreign exchange resident; and

(3)	comply with any requirements to notify my employer of my interests in rights relating to the Shares (whether these requirements are based on the internal rules of the Corporation, the Sony group, my employer or applicable law).

5.     (Pensions)

I understand and agree that this grant of Options to me will not affect my pension rights in any way. No additional contributions will be made by the Corporation or by any other member of the Sony group (including my employer) as a result of my participation in this Plan. Any pension I may receive will not be increased by my participation in this Plan.

6.     (Tax Treatment)

I understand and agree that neither the Corporation nor any member of the Sony group (including my employer) has arranged for any special tax treatment to apply to these Options other than those expressly stated in the Allocation Agreement, if any. The Options are not tax qualified in any jurisdiction unless otherwise expressly stated in the Allocation Agreement.

[China:

合格参与计划人员理解并同意，在Sony Group Corporation通知其中国的外汇登记所需手续已完成之前，其不可行使股票期权。

The Qualified Person understands and agrees that he/she may not exercise the Options until and unless Sony Group Corporation notifies him/her that the necessary procedure for foreign exchange registration in China is completed.

合格参与计划人员确认其认可并理解下述事项。

1 (i)股权激励计划项下可行使的股票期权本质上是外国的股票期权，不适用中华人民共和国的证券法律法规；(ii)股权激励计划项下的股票期权的授予、赋权、行使及任何其它处分均不得以任何方式被解释为在中国境内公开发行证券；(iii)如果中华人民共和国的任何证券法律法规将予适用，则Sony Group Corporation有权对股权激励计划的任何部分或股票期权进行必要的变更或修改，以使其符合所适用的中华人民共和国的证券法律法规。

The Qualified Person confirms that he/she acknowledges and understands the following matters.

1 (i) The Options available under the Plan are foreign in nature and are not subject to the PRC securities laws and regulations; (ii) the grant, vesting, exercise and any other disposal of the Options under the Plan shall not in any manner be construed as a public offering of securities within the territory of China; (iii) if any PRC securities laws or regulations are to apply, the Corporation is entitled to make necessary changes or modifications to any part of the Plan or the Options so as to be in compliance with the applicable PRC securities laws and regulations.

2 Sony Group Corporation和/或索尼集团公司可以根据所适用的法律之要求扣缴合格参与计划人员在中华人民共和国的相关个人所得税。	2 The Corporation and/or Sony Group Companies may withhold relevant PRC individual income tax of the Qualified Person as required by applicable laws.
3 通过签订分配协议，本人同意：(i)股权激励计划与本人和本人雇主之间的劳动关系无关且并不影响该等劳动关系，股票期权不构成本人工资或薪金的任何部分；以及(ii)本人参与该计划可能存在风险，包括但不限于股票期权的不可流动性以及可适用的市场价格的波动性。

3 By signing the Allocation Agreement, I agree that: (i) the Plan has nothing to do with or affect my employment relationship with my employer and the Option does not constitute any of my wages or salaries; and (ii) risks may exist for my participation of such Plan, including but not limited to the non-transferability of the Options and the volatility of the applicable market price. ]

[Malaysia:

If you are employed in Malaysia, you should note that the grant of Options in Malaysia constitutes or relates to an ‘excluded offer’, ‘excluded invitation’ and ‘excluded issue’ pursuant to Sections 229 and 230 of the Malaysian Capital Markets and Services Act 2007. Copies of the Plan documents may have been delivered to the Securities Commission of Malaysia. The Plan documents do not constitute, and may not be used for the purpose of, a public offering or issue, offer for subscription or purchase, invitation to subscribe for or purchase of any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the Capital Markets and Services Act 2007.]

[Mexico:

The Shares underlying your Option have not been registered with the National Register of Securities maintained by the Mexican Banking and Securities Commission and may not be offered or sold publicly in Mexico. The Plan documents may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing labor relationship with Sony de Mexico, S.A. de C.V. and may not be reproduced or copied in any form. The offer contained in these materials is addressed solely to the present employees of Sony de Mexico, S.A. de C.V. in Mexico and any rights under the Plan may not be assigned or transferred. The Shares underlying your Option will be offered pursuant to a private placement exception under the Mexican Securities Law.]

[United Kingdom:

This offer is being made to the Qualified Person as part of the Plan in order to provide an additional incentive and to encourage employee share ownership and to increase the Qualified Person’s interest in the success of the Corporation. The company offering these rights is Sony Group Corporation, 7-1, Konan 1-chome, Minato-ku, Tokyo. The Shares which are the subject of these rights are new and/or existing shares of common stock in the Corporation. More information in relation to the Corporation including the share price can be found at the following web address: www.sony.com.

Details of the offer can be found in the Allocation Agreement.

The obligation to publish a prospectus does not apply because of Section 86(1)(aa) of the Financial Services and Markets Act 2000 (as amended, supplemented or substituted by any UK legislation enacted in connection with the UK’s exit from the European Union). The total maximum number of shares which are the subject of this offer is 2,867,000.

Nothing in the terms of the Options or any communication issued to the Qualified Person in connection with the Options is intended to constitute investment advice in relation to the Options. If the Qualified Person is in any doubt as to whether to proceed in participating in this Plan or in connection with the Qualified Person’s own financial or tax position, he/she is recommended to seek advice from a duly authorised independent adviser.]